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                                                                       Exhibit 5


         [LETTERHEAD OF KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP]









                                February 12, 1999



Board of Directors
PharmaPrint Inc.
2600 Michelson Drive, Suite 1600
Irvine, California 92612

         Re:   REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         We have acted as counsel to PharmaPrint Inc. (the "Company") in connection with the proposed registration of shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), on a registration statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."

         The Shares consist of 2,859,000 shares of Common Stock issuable upon the exercise of options (the "Plan Options") granted or to be granted to certain officers, directors and key employees (or former officers, directors and key employees) of the Company pursuant to the PharmaPrint Inc. 1995 Stock Option Plan, As Amended (the "Option Plan") and an aggregate of 149,000 shares of Common Stock issuable upon exercise of options (collectively with the Plan Options, the "Options") granted pursuant to consulting agreements (the "Consulting Agreements"). Certain of the Shares may be offered and sold from time to time for the account of the persons referred to in the Registration Statement as "Selling Shareholders."

         In this regard, we have examined: (i) the Option Plan; (ii) the Consulting Agreements; (iii) the award agreements granting Options pursuant to the Option Plan and Consulting Agreements to certain of the officers, directors and consultants of the Company; (iii) the Company's Certificate of Incorporation and Bylaws, each as amended and as presently in effect; (iv) the Registration Statement; and (v) such officers' certificates, resolutions, minutes, corporate records and other documents as we have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.

         In rendering such opinions, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.


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Board of Directors
February 12, 1999
Page 2


         The opinions expressed herein are based solely upon our review of the documents and other materials expressly referred to above. Other than such documents and other materials, we have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.

         Based upon and subject to the foregoing, and on such other examinations of law and fact as we have deemed necessary or appropriate in connection herewith, we are of the opinion that, upon exercise of the Options in accordance with the provisions of the Option Plan and the applicable award agreements, the Shares issued pursuant to the Options, as the case may be, are or will be, as the case may be, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

         This opinion is limited to the law of the State of Delaware and the Federal securities law of the United States. Except as expressly otherwise noted herein, this opinion is given as of the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. By giving such consent, we do not hereby admit that we fall within the category of persons whose consent is required pursuant to Section 7 of the Securities Act.


                         Very truly yours,


                         /s/ Klehr, Harrison, Harvey, Branzburg & Ellers LLP



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